[EXHIBIT 10.1]


                          EXPLORATION RIGHTS AGREEMENT


The "Associated Placer Group" (APG) consisting of eight members (identified below) agrees to grant International Star, Inc. (Istar), a Nevada corporation, exploration rights to their 131 Bureau of Land Management (BLM) claims held on approximately 20,000 acres in Mohave County, Arizona. All claims are located within Township 28N - Range 21W, Township 28N - Range 20W, Township 27N - Range 21W and Township 27N - Range 20W.

Terms of the agreement specific:

         IStar agrees to spend a minimum of $125,000.00 in exploration costs within the next three years on the APG claims.

         IStar agrees to keep the claims in good standing by paying the BLM "maintenance fees" due during the three-year period.

         AGP agrees to extend to IStar "first right of refusal" to enter into a 20 year "Mineral Lease Agreement" on the 131 claims, renewable for an addition 20 years, in exchange for a "Net Smelter Royalty" (NSR) of one-quarter percent (0.25%) should IStar bring the property into production. The "Mineral Lease Agreement" includes no cash or stock incentives.

The above constitutes the entire agreement.

The "Exploration Rights Agreement" is effective this 13th day of February 2004 and executed per signatures below.

For themselves and as members of AGP:

/s/ROBERT L. HAWKINS                      /s/LYNETTA HAWKINS
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/s/DENICE SCARBROUGH                      /s/DENNY B. CASHATT
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/s/MYRNA CASHATT                          /s/KAMAL ALAWAS
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/s/HASSAN ALAEDDINE                       /s/INTERNATIONAL STAR, INC. by its
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                                          PRESIDENT - ROBERT L. HAWKINS




INTERNATIONAL STAR, INC. by its            /s/PRESIDENT - ROBERT L. HAWKINS
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